EXHIBIT 10.3

AMENDMENT NO. 1
to the
AMENDED AND RESTATED
EMPLOYMENT AGREEMENT

AMENDMENT (“Amendment No. 1”) dated June 17, 2020, and made effective as of the 29th day of March 2020 (the “Effective Date”), by and between Ralph Lauren Corporation, a Delaware corporation (the “Company”), and Jane Nielsen (the “Executive”).

WHEREAS, the Executive currently serves as the Executive Vice President, Chief Operating Office and Chief Financial Officer of the Company pursuant to an Amended and Restated Employment Agreement by and between the Company and the Executive made effective as of March 31, 2019 (the “Employment Agreement”); and

WHEREAS, the Company and the Executive wish to amend the Employment Agreement in certain respects;

NOW, THEREFORE, intending to be bound, the parties hereby agree as follows.

1.Section 2.1(e)(A) of the Employment Agreement is amended to add the following parenthetical after the words “annual bonus percentage” effective as of the Effective Date:

“(except with respect to a reduction in the maximum bonus percentage for the Company’s Fiscal 2021)”

2.Except as specifically amended and/or modified by this Amendment No.1, the Employment Agreement is hereby ratified and confirmed and all other terms of the Employment Agreement shall remain in full force and effect, unaltered and unchanged by this Amendment No. 1.

IN WITNESS WHEREOF, the Company has caused this Amendment No. 1 to be duly executed and the Executive has hereunto set her hand on the date first set forth above, as of the Effective Date.

RALPH LAUREN CORPORATION

By: /s/ ROSEANN LYNCH
Roseann Lynch, Executive Vice President, Chief People Officer

EXECUTIVE

/s/ JANE HAMILTON NIELSEN
Jane Nielsen

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